Exhibit 99.1

FlexShopper, Inc. Reports Third Quarter 2023 Financial Results

BOCA RATON, Fla., November 14, 2023, (GLOBE NEWSWIRE) -- FlexShopper, Inc. (Nasdaq:FPAY) (“FlexShopper”), a leading national online lease-to-own (“LTO”) retailer and payment solution provider for underserved consumers, today announced its financial results for the quarter ended September 30, 2023.

Results for Quarter Ended September 30, 2023, vs. Quarter Ended September 30, 2022:

●	Total fundings increased 10.7% to $28.9 million from $26.1 million consisting of gross lease originations decreasing 10.8% from $15.7 to $14.0 million, loan participations decreasing 99.3% from $10.4 million to $77 thousand, and loan originations increasing from $0 to $14.8 million

●	Total net lease and loan revenues and fees increased 20.3% to $31.4 million from $26.1 million

●	Gross profit increased 164.1% to $16.9 million from $6.4 million

●	Adjusted EBITDA[1] increased 389.7 to $8.4 million compared to ($2.9) million

●	Net income of 940 thousand compared with net loss of $6.3 million

●	Net loss attributable to common stockholders of $(129) thousand, or $(0.01) per diluted share, compared to net loss attributable to common stockholders of ($6.9) million, or ($0.32) per diluted share

Results for Nine Months Ended September 30, 2023, vs. Nine Months Ended September 30, 2022:

●	Total fundings increased 6.0% to $85.0 million from $80.2 million consisting of gross lease originations decreasing 19.3% from $51.9 million to $41.9 million, loan participations decreased 98.6% from $28.3 million to $397 thousand, and loan originations increasing from $0 to $42.7 million

●	Total net lease and loan revenues and fees decreased 5.3% to $86.7 million from $91.6 million

●	Gross profit increased 16.8% to $38.9 million from $33.3 million

●	Adjusted EBITDA[1] increased 344.1% to $15.1 million compared to $3.4 million

●	Net loss of $4.6 million compared with net income of $5.7 million

●	Net loss attributable to common stockholders of $7.6 million, or $(0.35) per diluted share, compared to net income attributable to common stockholders of $3.9 million, or $0.17 per diluted share

¹	Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition and reconciliation of this measure under “Non-GAAP Measures”.

Conference Call and Webcast Details

Conference call

Date: Wednesday November 15, 2023

Time: 8:00 a.m. Eastern Time

Participant Dial-In Numbers:

Domestic callers: (877) 407-2988

International callers: +1 (201) 389-0923

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=As6vTenB

The call will also be simultaneously webcast over the Internet via the “Investor” section of the Company’s website at www.flexshopper.com or by clicking on the conference call link:

https://hd.choruscall.com/InComm/?callme=true&passcode=13730035&h=true&info=company&r=true&B=6

An audio replay of the call will be archived on the Company’s website.

FLEXSHOPPER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022

Revenues:
Lease revenues and fees, net	$21,082,199	$24,512,086	$68,703,201	$82,746,874
Loan revenues and fees, net of changes in fair value	10,304,247	1,629,365	18,001,057	8,897,964
Total revenues	31,386,446	26,141,451	86,704,258	91,644,838

Costs and expenses:
Depreciation and impairment of lease merchandise	13,061,958	18,746,897	42,893,163	56,114,813
Loan origination costs and fees	1,389,107	1,027,097	4,878,158	2,256,838
Marketing	1,671,137	2,393,185	4,258,904	8,178,120
Salaries and benefits	3,231,100	2,820,033	8,933,998	8,799,395
Operating expenses	6,080,725	5,702,800	17,666,366	17,124,288
Total costs and expenses	25,434,027	30,690,012	78,630,589	92,473,454

Operating income/ (loss)	5,952,419	(4,548,561)	8,073,669	(828,616)

Interest expense including amortization of debt issuance costs	(4,746,801)	(3,030,142)	(13,846,685)	(7,336,048)
Income/ (loss) before income taxes	1,205,618	(7,578,703)	(5,773,016)	(8,164,664)
(Loss)/ benefit from income taxes	(265,517)	1,298,269	1,185,247	13,892,516
Net income/ (loss)	940,101	(6,280,434)	(4,587,769)	5,727,852

Dividends on Series 2 Convertible Preferred Shares	(1,069,456)	(609,778)	(3,034,182)	(1,829,332)
Net (loss)/ income attributable to common and Series 1 Convertible Preferred shareholders	$(129,355)	(6,890,212)	(7,621,951)	3,898,520

Basic and diluted (loss)/ income per common share:
Basic	$(0.01)	$(0.32)	$(0.35)	$0.18
Diluted	$(0.01)	$(0.32)	$(0.35)	$0.17

WEIGHTED AVERAGE COMMON SHARES:
Basic	21,716,852	21,681,853	21,740,027	21,611,879
Diluted	21,716,852	21,681,853	21,740,027	22,403,447

FLEXSHOPPER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$5,732,483	$6,051,713
Restricted cash	5,326	121,636
Lease receivables, net	41,421,040	35,540,043
Loan receivables at fair value	31,679,882	32,932,504
Prepaid expenses and other assets	2,839,591	3,489,136
Lease merchandise, net	23,596,608	31,550,441
Total current assets	105,274,930	109,685,473

Property and equipment, net	9,011,047	8,086,862
Right of use asset, net	1,281,918	1,406,270
Intangible assets, net	13,833,595	15,162,349
Other assets, net	1,809,511	1,934,728
Deferred tax asset, net	13,206,051	12,013,828
Total assets	$144,417,052	$148,289,510

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,010,544	$6,511,943
Accrued payroll and related taxes	603,838	310,820
Promissory notes to related parties, including accrued interest	192,009	1,209,455
Accrued expenses	2,834,954	3,988,093
Lease liability - current portion	236,628	208,001
Total current liabilities	7,877,973	12,228,312
Loan payable under credit agreement to beneficial shareholder, net of unamortized issuance costs of $141,148 at September 30, 2023 and $352,252 at December 31, 2022	86,063,852	80,847,748
Promissory notes to related parties, net of unamortized issuance costs of $764,651 at September 30, 2023 and $0 at December 31, 2022 and net of current portion	9,985,349	10,750,000
Promissory note related to acquisition, net of discount of $987,313 at September 30, 2023 and $1,165,027 at December 31, 2022	3,191,272	3,158,471
Loan payable under Basepoint credit agreement, net of unamortized issuance costs of $102,580 at September 30, 2023	7,310,025	-
Purchase consideration payable related to acquisition	-	8,703,684
Lease liabilities, net of current portion	1,386,769	1,566,622
Total liabilities	115,815,240	117,254,837

STOCKHOLDERS’ EQUITY
Series 1 Convertible Preferred Stock, $0.001 par value - authorized 250,000 shares, issued and outstanding 170,332 shares at $5.00 stated value	851,660	851,660
Series 2 Convertible Preferred Stock, $0.001 par value - authorized 25,000 shares, issued and outstanding 21,952 shares at $1,000 stated value	21,952,000	21,952,000
Common stock, $0.0001 par value - authorized 40,000,000 shares, issued and outstanding 21,752,304 shares at September 30, 2023 and 21,750,804 shares at December 31, 2022	2,176	2,176
Treasury shares, at cost – 100,775 shares at September 30, 2023	(100,225)	-
Additional paid in capital	42,074,553	39,819,420
Accumulated deficit	(36,178,352)	(31,590,583)
Total stockholders’ equity	28,601,812	31,034,673
	$144,417,052	$148,289,510

Non-GAAP Measures

We regularly review a number of metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions.

Adjusted EBITDA represents net income before interest, stock-based compensation, taxes, depreciation (other than depreciation of leased merchandise), amortization, and one-time or non-recurring items. We believe that Adjusted EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes.

Key performance metrics for the three months ended September 30, 2023, and 2022 are as follows:

	Three months ended September 30,
	2023	2022	$ Change	% Change
Gross Profit:
Gross lease billings and fees	$31,266,666	$38,580,116	$(7,313,450)	(19.0)
Provision for doubtful accounts	(10,038,122)	(15,075,109)	5,036,987	(33.4)
Gain / (loss) on sale of lease receivables	(146,345)	1,007,079	(1,153,424)	(114.5)
Net lease billing and fees	$21,082,199	$24,512,086	$(3,429,887)	(14.0)
Loan revenues and fees	3,208,920	6,025,786	(2,816,866)	(46.7)
Net changes in the fair value of loans receivable	7,095,327	(4,396,421)	11,491,748	(261.4)
Net loan revenues	$10,304,247	$1,629,365	$8,674,882	532.4
Total revenues	$31,386,446	$26,141,451	$5,244,995	20.1
Depreciation and impairment of lease merchandise	(13,061,958)	(18,746,897)	5,684,939	(30.3)
Loans origination costs and fees	(1,389,107)	(1,027,097)	(362,010)	35.2
Gross profit	$16,935,381	$6,367,457	$10,567,924	166.0
Gross profit margin	54%	24%

	Three months ended September 30,
	2023	2022	$ Change	% Change
Adjusted EBITDA:
Net income/ (loss)	$940,101	$(6,280,434)	$7,220,535	(115.0)
Income taxes	265,517	(1,298,269)	1,563,786	(120.5)
Amortization of debt issuance costs	194,682	56,283	138,399	245.9
Amortization of discount on the promissory note related to acquisition	59,238	-	59,238
Other amortization and depreciation	1,964,229	1,244,267	719,962	57.9
Interest expense	4,492,881	2,973,859	1,519,022	51.1
Stock-based compensation	471,819	387,298	84,521	21.8
Adjusted EBITDA	$8,388,467	$(2,916,996)	$11,305,463	(387.6)

Key performance metrics for the nine months ended September 30, 2023 and 2022 are as follows:

	Nine months ended September 30,
	2023	2022	$ Change	% Change
Gross Profit:
Gross lease billings and fees	$98,023,406	$117,774,390	$(19,750,984)	(16.8)
Provision for doubtful accounts	(32,123,950)	(42,639,102)	10,515,152	(24.7)
Gain on sale of lease receivables	2,803,745	7,611,586	(4,807,841)	(63.2)
Net lease billing and fees	$68,703,201	$82,746,874	$(14,043,673)	(17.0)
Loan revenues and fees	11,742,778	10,836,534	906,244	8.4
Net changes in the fair value of loans receivable	6,258,279	(1,938,570)	8,196,849	(422.8)
Net loan revenues	$18,001,057	$8,897,964	$9,103,093	102.4
Total revenues	$86,704,258	$91,644,838	$(4,940,580)	(5.4)
Depreciation and impairment of lease merchandise	(42,893,163)	(56,114,813)	13,221,650	(23.6)
Loans origination costs and fees	(4,878,158)	(2,256,838)	(2,621,320)	116.2
Gross profit	$38,932,937	$33,273,187	$5,659,750	17.0
Gross profit margin	45%	36%

	Nine months ended September 30,
	2023	2022	$ Change	% Change
Adjusted EBITDA:
Net (loss)/ income	$(4,587,769)	$5,727,852	$(10,315,621)	(180.1)
Income taxes	(1,185,247)	(13,892,516)	12,707,269	(91.5)
Amortization of debt issuance costs	376,857	163,169	213,688	131.0
Amortization of discount on the promissory note related to acquisition	177,714	-	177,714
Other amortization and depreciation	5,674,931	3,303,590	2,371,341	71.8
Interest expense	13,292,114	7,172,879	6,119,235	85.4
Stock-based compensation	1,336,367	950,003	386,364	40.7
Adjusted EBITDA	$15,084,967	$3,424,977	$11,659,990	340.4

The Company refers to Adjusted EBITDA in the above table as the Company uses this measure to evaluate operating performance and to make strategic decisions about the Company. Management believes that Adjusted EBITDA provides relevant and useful information which is widely used by analysts, investors and competitors in its industry in assessing performance.

About FlexShopper

FlexShopper, Inc. (FPAY) is a financial technology company that provides electronics, home furnishings and other durable goods to underserved consumers on a lease-to-own (LTO) basis through its patented e-commerce marketplace (www.FlexShopper.com). FlexShopper also provides LTO and loan technology platforms to a growing number of retailers and e-retailers to facilitate transactions with consumers without access to traditional financing.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate,” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations of lease originations, the expansion of our lease-to-own program; expectations concerning our partnerships with retail partners; investments in, and the success of, our underwriting technology and risk analytics platform; our ability to collect payments due from customers; expected future operating results and expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our ability to obtain adequate financing to fund our business operations in the future; the failure to successfully manage and grow our FlexShopper.com e-commerce platform; our ability to maintain compliance with financial covenants under our credit agreement; our dependence on the success of our third-party retail partners and our continued relationships with them; our compliance with various federal, state and local laws and regulations, including those related to consumer protection; the failure to protect the integrity and security of customer and employee information; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The forward-looking statements made in this release speak only as of the date of this release, and FlexShopper assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Contact:

FlexShopper, Inc.

Investor Relations

ir@flexshopper.com

FlexShopper, Inc.